Exhibit 5.1

May 6, 2020

TransMedics Group, Inc.

200 Minuteman Road, Suite 302

Andover, MA 01810

Re: Registration of Securities by TransMedics Group, Inc.

Ladies and Gentlemen:

We have acted as counsel to TransMedics Group, Inc., a Massachusetts corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act, and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, of up to $200,000,000 of the following securities:

(i) shares of the common stock of the Company, no par value per share (“Common Stock”);

(ii) shares of preferred stock of the Company, no par value per share (“Preferred Stock”);

(iii) subscription rights to purchase the Common Stock, Preferred Stock, Warrants (defined herein) or Units (defined herein) or any combination thereof (the “Subscription Rights”);

(iv) warrants representing the right to acquire, upon exercise, a number of shares of Common Stock or Preferred Stock (“Warrants”); and

(v) units of the Company consisting of two or more of any combination of Common Stock, Preferred Stock, Subscription Rights or Warrants (the “Units”).

The Common Stock, the Preferred Stock, the Subscription Rights, the Warrants and the Units are referred to herein collectively as the “Securities.”

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Massachusetts Business Corporation Act (the “MBCA”).

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1.    When (i) the issuance and sale of any shares of Common Stock have been duly authorized by all necessary corporate action of the Company and (ii) such shares have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable. The Common Stock covered in the opinion in this paragraph includes any shares of Common Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

2.    When (i) the terms of any Preferred Stock of a particular series and their issuance and sale have been duly authorized by all necessary corporate action of the Company, (ii) a certificate of amendment to the Company’s articles of organization with respect to such series of Preferred Stock has been duly adopted by the Company and filed with the Secretary of the Commonwealth of Massachusetts in accordance with the MBCA and (iii) such shares of Preferred Stock have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable. The Preferred Stock covered in the opinion in this paragraph includes any shares of Preferred Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

3.    When (i) the terms of any Subscription Rights and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Subscription Rights have been duly issued and delivered in accordance with the applicable rights agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.    When (i) the terms of any Warrants and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.    When (i) the terms of any Units (including the terms of the component Securities) and their sale have been duly authorized by all necessary corporate action of the Company and (ii) any Unit agreements have been duly executed (if the Units are represented by a separate instrument) and delivered in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such prospectus supplement; (ii) a definitive purchase, underwriting or similar agreement and any applicable warrant agreement, pursuant to which such Securities may be issued, will have been duly authorized, executed and delivered by the Company and the other parties thereto, and the specific terms of such Securities will have been duly established in conformity with the applicable agreement and the articles of organization and bylaws of the Company (if applicable); (iii) at the time of the issuance of any Securities, the Company will be a validly existing corporation under the law of its jurisdiction of incorporation; (iv) the number of shares of Common Stock issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the respective number of shares authorized by the Company’s articles of organization in effect at the time of such issuance; (v) the number of shares of Preferred Stock issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the respective number of shares authorized by the Company’s articles of organization in effect at the time of such issuance; and (vi) all the foregoing actions to be taken by the Company will have been taken so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP

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